Cal Dive International
3rd Quarter 2010 Earnings Conference Call





Forward-Looking Statements

This presentation may include "forward-looking" statements that are generally identifiable through our use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the Macondo well blowout, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our Form 10-K on file with the Securities and Exchange Commission.

Presentation Outline

- Summary of 3Q 2010 Results
- Backlog
- Discussion of Financial Results
- Non-GAAP Reconciliations
- Questions & Answers

Summary of 3Q Results

- **Increased utilization from 1st half of year.**
- **Oil spill cleanup work helped offset regulatory uncertainty and negative impact on customers' spending levels.**
- **Decreased financial results from 2009:**
  - LNG, China and Mexico projects in 3Q 2009 did not reoccur in 3Q 2010.
  - Reduced hurricane repair work in US GOM resulting in decreased day rates.
  - Unexpected mechanical down time for one DP Sat vessel in 3Q 2010.
  - Lower activity in Eastern Hemisphere as Sea Horizon did not work in 3Q 2010.
- **Amended credit facility to enhance liquidity and financial flexibility.**







Backlog



($ millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
$354
$48
$284
$213
$183
$191
$302
$233
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
LNG related
All Other

Financial Results

CAL DIVE INTERNATIONAL

(all amounts in thousands, except per share amounts and percentages)

	Three Months Ended September 30th, 2010	Three Months Ended September 30th, 2009	Nine Months Ended September 30th, 2010	Nine Months Ended September 30th, 2009
Revenues	$193,793	$214,597	$375,428	$681,966
Gross Profit	46,721	70,131	38,769	179,697
Margins	24%	33%	10%	26%
Net Income (Loss)	($283,372)	$32,908	($313,467)	$73,787
Margins	(146%)	15%	(83%)	11%
Diluted Earnings (Loss) Per Share	(3.11)	0.35	(3.44)	0.77
Net Loss	($283,372)		($313,467)	
Non-cash fixed asset impairments (2)	15,048		15,048	
Non-cash goodwill impairments (2)	287,463		287,463	
Net Income (Loss)	$19,139		($10,956)	
Margins	10%		(3%)	
Diluted Earnings (Loss) Per Share	$0.21		($0.12)	
EBITDA (1)	$50,330	$73,753	$52,184	$182,275
Margins	26%	34%	14%	27%

(1) See reconciliation on Non-GAAP financial measures at the end of the presentation.
(2) Tax effected

Utilization

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2010	2009	2010	2009
Effective Utilization (1) -				
Saturation Diving Vessels	88%	84%	64%	88%
Surface Diving Vessels	75%	63%	52%	65%
Construction Barges	46%	54%	27%	45%
Total Fleet	69%	65%	47%	64%
Calendar Day Utilization -				
Saturation Diving Vessels	88%	69%	60%	71%
Surface Diving Vessels	75%	58%	50%	60%
Construction Barges	46%	54%	24%	40%
Total Fleet	69%	60%	44%	56%

(1) Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period excluding days in which the vessels were in drydocking or taken out of service for upgrades.

International Revenue

CAL DIVE INTERNATIONAL

($ millions)


3Q 2010
$32
16%
$162
84%
YTD 3Q 2010
$60
16%
$315
84%
3Q 2009
$63
29%
$152
71%
YTD 3Q 2009
$444
65%
$238
35%
Domestic
International

Debt Levels

($ millions)

Net Debt Levels (1)


Horizon Acquisition
$350
$300
$250
$200
$150
$100
$50
$-
$314
$254
$183
$162
$198
$172
2007
2008
2009
1Q 2010
2Q 2010
3Q 2010

Net Debt to Book Cap. % (2)


35%
30%
25%
20%
15%
10%
5%
0%
35%
27%
21%
19%
23%
31%
2007
2008
2009
1Q 2010
2Q 2010
3Q 2010

(1) Calculated as Total Debt less Cash and Cash Equivalents.
(2) Calculated as Net Debt divided by Stockholders' Equity plus Net Debt.

Liquidity

($ millions)


Liquidity Position
$400
$350
$300
$250
$200
$150
$100
$50
$-
$334
$354
$348
$349
$190
$295
$242
$273
$293
$296
$296
$173
$278
$229
$61
$61
$52
$53
$17
$17
$13
2007
2008
2009
1Q 2010
2Q 2010
2Q 2010 (1)
3Q 2010
Revolver Borrowing Capacity (2)
Cash

(1) Pro forma impact of amendment to credit facility.
(2) Unborrowed revolver borrowing capacity calculated based on max allowed Debt to EBITDA ratio and maximum revolver capacity of $300 million less LC's outstanding.

Non-GAAP Reconciliations

CAL DIVE INTERNATIONAL

EBITDA Reconciliations

In addition to net income, one primary measure that we use to evaluate our financial performance is earnings before net interest expense, taxes, depreciation and amortization, or EBITDA. We use EBITDA to measure our operational strengths and the performance of our business and not to measure our liquidity. EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues, and should be considered in addition to, and not as a substitute for, net income and other measures of financial performance we report in accordance with GAAP. Furthermore, EBITDA presentations may vary among companies; thus, our EBITDA may not be comparable to similarly titled measures of other companies.

We believe EBITDA is useful as a measurement tool because it helps investors evaluate and compare our operating performance from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our vessels) from our operating results. Our management uses EBITDA (i) to assess compliance with financial ratios and covenants that will be included in our revolving credit facility; and (ii) in communications with lenders, rating agencies and others, concerning our financial performance.

The following table presents a reconciliation of EBITDA to net income, which is the most directly comparable GAAP financial measure of our operating results:

(all amounts in thousands)	Three Months Ended September 30th,		Nine Months Ended September 30th,	
	2010	2009	2010	2009
EBITDA (unaudited)	$50,330	$73,753	$52,184	$182,275
Less: Depreciation & Amortization	17,128	19,403	51,953	57,844
Less: Non-Cash Stock Comp. Expense	1,788	1,859	5,366	5,329
Less: Interest Expense, net	2,544	3,234	6,835	10,598
Less: Income Tax Expense (Benefit)	(3,378)	16,349	(14,123)	34,717
Less: Non-Cash Goodwill Impairment Charge	292,469	-	292,469	-
Less: Non-Cash Fixed Asset Impairment Charge	23,151	-	23,151	-
Net Income (Loss)	($283,372)	$32,908	($313,467)	$73,787